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                                                                     EXHIBIT 5.3


March 22, 1999




Beyond.com Corporation
1195 West Fremont Avenue
Sunnyale, CA 94087

Ladies and Gentlemen:

     We have acted as counsel to Beyond.com Corporation, a Delaware corporation (the "Company"), in connection with (i) the issuance and sale by the Company of up to 3,000,000 shares (the "Firm Shares") of its common stock, par value $.001 per share (the "Common Stock"), plus up to an additional 600,000 shares (the "Additional Shares") of Common Stock which may be issued upon exercise of an over-allotment option (the Firm Shares and the Additional Shares, collectively, the "Shares") and (ii) the sale by certain holders thereof of up to 1,000,000 issued and outstanding shares (the "Outstanding Shares") of Common Stock. The Shares and Outstanding Shares are the subject of a Registration Statement (the "Registration Statement") filed by the Company on Form S-1 under the Securities Act of 1933, as amended (the "Act").

     In connection with this opinion, we have made such examinations and inquiries, and examined such corporate records, documents, instruments, certificates of public officials and of the Company, and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We also have examined the Registration Statement on Form S-1.

     In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by entities other than the Company, we have assumed that each other entity had the power to enter into and perform all of its obligations thereunder and we also have assumed the due authorization by each such other entity of all requisite actions and the due execution and delivery of such documents by each such other entity.

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     Based upon and subject to the foregoing, it is our opinion that:

     (i) the Outstanding Shares have been duly and validly issued and are fully paid and non-assessable; and

     (ii) the Warrant Shares have been duly and validly authorized, and when delivered by the Company in accordance with the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be duly and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to references to us in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto. We express no opinion as to matters governed by laws of any jurisdiction other than the substantive laws of the State of Delaware, and the federal laws of the United States of America as in effect on the date hereof.

                                             Very truly yours,

                                             /s/ Morrison & Foerster LLP